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As filed with the Securities and Exchange Commission on March 7, 2018

Registration No. 333—

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ImmunoGen, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	04-2726691 (I.R.S. Employer Identification No.)

830 Winter Street
Waltham, MA 02451
(781) 895-0600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Craig Barrows
Executive Vice President, General Counsel and Secretary
ImmunoGen, Inc.
830 Winter Street
Waltham, MA 02451
(781) 895-0600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jonathan L. Kravetz, Esq.
Daniel T. Kajunski, Esq.
Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
(617) 542-6000

Approximate date of commencement of proposed sale to the public: From time to time after the date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)(2)	Proposed Maximum Offering Price Per Securities(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Common Stock, $.01 par value				$0

Preferred Stock, $.01 par value				$0

Debt Securities				$0

Warrants				$0

Units				$0

Total				$0

(1)
An unspecified number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices and as may be issuable upon conversion, redemption, repurchase, exchange, or exercise of any of the securities registered hereunder. Separate consideration may not be received for securities that are issuable on conversion, redemption, repurchase, exchange or exercise of other securities.
(2)
Omitted pursuant to Form S-3 General Instruction II.E.
(3)
In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
UNITS

        This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, any combination of the securities in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of the debt securities, common stock upon conversion of the preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants. In addition, this prospectus may be used to offer securities for the account of persons other than us. We will provide you with specific terms of any offering in one or more supplements to this prospectus. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

        Our common stock is listed on The Nasdaq Global Select Market under the symbol "IMGN." On March 6, 2018, the last reported sale price of our common stock was $11.33 per share. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

        Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 4 of this prospectus under the caption "Risk Factors." We may include specific risk factors in supplements to this prospectus under the caption "Risk Factors."

        Our securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 7, 2018.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf registration process, shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, may be offered in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time a type or series of securities is offered under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

        This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read this prospectus, the applicable prospectus supplements, the information and documents incorporated herein by reference and the additional information under the heading "Where You Can Find More Information" before making an investment decision.

        You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

        Unless the context otherwise requires, "ImmunoGen," "the Company," "we," "us," "our" and similar names refer to ImmunoGen, Inc. and our subsidiaries.

        Our trademarks include, without limitation, our name and corporate logo. Other service marks, trademarks and trade names contained in this prospectus, any prospectus supplement or the documents incorporated by reference herein and therein are the property of their respective owners.

 PROSPECTUS SUMMARY

        The following is a summary of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplements. Investing in our securities involves risks. Therefore, carefully consider the risk factors in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

About ImmunoGen, Inc.

        We are a clinical-stage biotechnology company focused on developing innovative antibody-drug conjugate, or ADC, therapies that meaningfully improve the lives of people with cancer. An ADC with our proprietary technology comprises an antibody that binds to a target found on tumor cells and is conjugated to one of our potent anti-cancer agents as a "payload" to kill the tumor cell once the ADC has bound to its target. ADCs are an expanding approach to the treatment of cancer, with four approved products and the number of agents in development growing significantly in recent years.

        We have established a leadership position in ADCs. Our proprietary portfolio is led by mirvetuximab soravtansine, a first-in-class ADC targeting folate-receptor alpha, or FRá. In late 2016, we initiated a Phase 3 registration trial, FORWARD I, with mirvetuximab soravtansine for use as single-agent therapy to treat patients with platinum-resistant ovarian cancer whose tumors express medium or high levels of FRá and who have received up to three prior treatment regimens. In June 2017, we reported data on 113 ovarian cancer patients treated with mirvetuximab soravtansine from three Phase 1 expansion cohorts. From this pooled analysis, in the subset of 36 patients meeting the key eligibility criteria for FORWARD I, the confirmed overall response rate, or ORR, was 47 percent (95% CI 30, 65) and median progression-free survival, or mPFS, was 6.7 months (95% CI 4.1, 8.3). The safety profile of this pooled population was consistent with data previously reported (ASCO 2016), consisting of low grade, manageable adverse events. The Phase 3 FORWARD I trial is ongoing with sites enrolling in the U.S., Canada and Europe and we expect the trial to enroll fully by mid-2018.

        Additionally, we are accruing patients in a companion study, FORWARD II, to evaluate mirvetuximab soravtansine in combination regimens to expand the number of patients with ovarian cancer eligible for treatment with the ADC. FORWARD II consists of cohorts assessing mirvetuximab soravtansine in combination with, in separate doublets, Avastin® (bevacizumab), pegylated liposomal doxorubicin, or PLD, carboplatin, and Keytruda® (pembrolizumab). Based on the encouraging profile of these combinations, we have advanced expansion cohorts for the Avastin and Keytruda combinations in patients with platinum-resistant disease and have recently initiated a triplet combination evaluating mirvetuximab plus carboplatin and Avastin in patients with recurrent platinum-sensitive ovarian cancer. We reported the first clinical data from FORWARD II in June 2017 demonstrating that mirvetuximab soravtansine may complement currently available therapies in a range of treatment settings, including earlier lines of therapy. We expect to report additional data from FORWARD II during 2018.

        We have built a productive platform that continues to generate innovative and proprietary ADCs, including IMGN779, our CD33-targeting product candidate for acute myeloid leukemia, or AML. IMGN779 combines a high-affinity, humanized anti-CD33 antibody with one of our novel indolino-benzodiazepine payloads, called IGNs, which alkylate DNA without crosslinking, resulting in potent anti-leukemia activity with relative sparing of normal hematopoietic progenitor cells. We reported clinical data from this trial in December 2017 demonstrating IMGN779 is well tolerated with no dose limiting toxicities and that IMGN779 has dose-dependent biological and anti-leukemia activity.

IMGN779 is progressing through dose escalation in a Phase 1 trial in AML. We also are advancing IMGN632, a CD123-targeting ADC that uses an even more potent IGN payload agent with a new engineered linker and novel antibody, which we are developing for hematological malignancies, including AML and blastic plasmacytoid dendritic cell neoplasm (BPDCN). In January 2018, we announced that the first patient had been dosed in the Phase 1 trial of IMGN632.

        In August 2017, we announced a strategic collaboration and option agreement with Jazz Pharmaceuticals plc, or Jazz, to develop and co-commercialize ADCs. Jazz has exclusive worldwide rights to opt into development and commercialization of IMGN779, IMGN632, and a third program to be named later from our early-stage pipeline.

        Collaborating on ADC development with other companies allows us to generate revenue, mitigate expenses, enhance our capabilities and extend the reach of our proprietary platform. The most advanced partner program is Roche's marketed product, Kadcyla® (ado-trastuzumab emtansine), the first ADC to demonstrate superiority over standard of care in a randomized pivotal trial, EMILIA, and gain FDA approval. Our ADC platform is used in candidates in clinical development with Amgen, Bayer, Biotest, CytomX, Debiopharm, Lilly, Novartis, and Sanofi. We also have a partnership with Takeda, and expect they will advance their first candidate with our ADC technology deploying our IGN payload into clinical testing for solid tumors in the first half of 2018. We expect that substantially all of our revenue for the foreseeable future will result from payments under our collaborative arrangements.

        We were organized as a Massachusetts corporation in March 1981. Our principal offices are located at 830 Winter Street, Waltham, MA 02451, and our telephone number is (781) 895-0600. We maintain a web site at www.immunogen.com, where certain information about us is available. Please note that the information contained on the website is not a part of this document.

RISK FACTORS

        Investing in our securities involves risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in us. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading "Risk Factors" included in our most recent annual report on Form 10-K, which is on file with the SEC and is incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The SEC encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain such "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

        Words such as "may," "anticipate," "estimate," "expects," "projects," "intends," "plans," "believes," "tracking" and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. Forward-looking statements represent management's present judgment regarding future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, risks and uncertainties regarding our preclinical studies, our ability to conduct clinical trials of our product candidates and the results of such trials, as well as risks and uncertainties relating to litigation, government regulation and third-party reimbursement, economic conditions, markets, products, competition, intellectual property, services and prices, key employees, future capital needs, dependence on our collaborators and their ability to develop ADCs utilizing our technology and other factors. Please also see the discussion of risks and uncertainties under "Risk Factors" contained in this prospectus and in any supplements to this prospectus and in our most recent annual report on Form 10-K, as revised or supplemented by our most recent quarterly report on Form 10-Q, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference.

        In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. You should read this table in conjunction with the financial statements and notes incorporated by reference in this prospectus.

		Transition Period Ended December 31, 2016	Year Ended June 30,
	Year Ended December 31, 2017
In thousands			2016	2015	2014	2014
Ratio of earnings to fixed charges(1)	—	—	—	—	—	—

(1)
Earnings were inadequate to cover fixed charges for the year ended December 31, 2017, the six-month transition period ended December 31, 2016 and the years ended June 30, 2016, 2015, 2014 and 2013 by $96.0 million, $78.9 million, $144.8 million, $60.7 million, $71.4 million and $72.8 million respectively.

USE OF PROCEEDS

        Except as provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities by us through this prospectus for general corporate purposes. Except as provided in the applicable prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

 DESCRIPTION OF COMMON STOCK

        We are authorized to issue 200,000,000 shares of common stock, par value $.01 per share. On February 28, 2018, we had 132,846,535 shares of common stock outstanding and approximately 344 shareholders of record.

        The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our restated articles of organization and our amended and restated by-laws, both of which are included as exhibits to the registration statement we have filed with the SEC in connection with this offering. The summary below is also qualified by provisions of applicable law.

General

        Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All shares of common stock outstanding as of the date of this prospectus and, upon issuance and sale, all shares of common stock that we may offer pursuant to this prospectus, will be fully paid and nonassessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

The Nasdaq Global Select Market

        Our common stock is listed for quotation on The Nasdaq Global Select Market under the symbol "IMGN." On March 6, 2018, the last reported sale price of our common stock was $11.33 per share.

DESCRIPTION OF PREFERRED STOCK

        We are authorized to issue 5,000,000 shares of preferred stock, par value $.01 per share. As of March 6, 2018, no shares of our preferred stock were issued and outstanding. The following summary of certain provisions of our preferred stock does not purport to be complete. You should refer to our restated articles of organization and our amended and restated by-laws, both of which are included as exhibits to the registration statement we have filed with the SEC in connection with this offering. The summary below is also qualified by provisions of applicable law.

General

        Our board of directors may, without further action by our shareholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without shareholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

        If a specific series of preferred stock is offered under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

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  the title and stated value;

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  the number of shares offered, the liquidation preference per share and the purchase price;

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  the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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  the procedures for any auction and remarketing, if any;

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  the provisions for a sinking fund, if any;

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  the provisions for redemption, if applicable;

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  any listing of the preferred stock on any securities exchange or market;

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  whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

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  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

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  voting rights, if any, of the preferred stock;

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  a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;

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  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of ImmunoGen; and

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  any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of ImmunoGen.

DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that may be offered under this prospectus. While the terms we have summarized below will apply generally to any future debt securities that may be offered pursuant to this prospectus, we will describe the particular terms of any debt securities that may be offered in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under that prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

        Under this prospectus, debt securities, which may be senior or subordinated, may be sold from time to time, in one or more offerings. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, which includes this prospectus. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture, or the Trust Indenture Act. We use the term "debenture trustee" to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

        The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

        Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in United States dollars or foreign currencies or units based on or relating to United States dollars or foreign currencies, including euros. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

        We will describe in each prospectus supplement the following terms relating to a series of debt securities:

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  the title;

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  the aggregate principal amount and any limit on the amount that may be issued;

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  the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

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  whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

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  the maturity date and the date or dates on which principal will be payable;

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  the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

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  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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  the terms of the subordination of any series of subordinated debt;

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  the place or places where payments will be payable;

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  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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  the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

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  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;

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  whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

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  whether we will be restricted from incurring any additional indebtedness;

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  a discussion on any material or special United States federal income tax considerations applicable to a series of debt securities;

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  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

        We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

        The indentures may not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets will be required to assume all of our obligations under the indentures or the debt securities, as appropriate.

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

        The following will be events of default under the indentures with respect to any series of debt securities that we may issue:

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  if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

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  if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

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  if we fail to observe or perform any other covenant relating to such series contained in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

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  if specified events of bankruptcy, insolvency or reorganization occur as to us.

        No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

        If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

  •
  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

  •
  subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

  •
  the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

  •
  the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

  •
  the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

        These limitations will not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

        We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

        The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

  •
  to fix any ambiguity, defect or inconsistency in the indenture; and

  •
  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

        In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

  •
  extending the fixed maturity of the series of debt securities;

  •
  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or a premium payable upon the redemption of any debt securities;

  •
  reducing the principal amount of discount securities payable upon acceleration of maturity;

  •
  making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

  •
  reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

        Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

  •
  register the transfer or exchange of debt securities of the series;

  •
  replace stolen, lost or mutilated debt securities of the series;

  •
  maintain paying agencies;

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  hold monies for payment in trust;

  •
  compensate and indemnify the trustee; and

  •
  appoint any successor trustee.

        In order to exercise our rights to be discharged with respect to a series, we will have to deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If we elect to redeem the debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

        The debenture trustee other than during the occurrence and continuance of an event of default under the applicable indenture, will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we indicate otherwise in the applicable prospectus supplement, on any interest payment date, we will pay the interest on any debt securities to the person in whose name such debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

        Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

        Warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately may be offered, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that may be offered. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement to the warrants.

        The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

  •
  the specific designation and aggregate number of, and the price at which the warrants will be issued;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  the designation, amount and terms of the securities purchasable upon exercise of the warrants;

  •
  if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

  •
  if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

  •
  if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

  •
  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

  •
  whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

  •
  any applicable material United States federal income tax consequences;

  •
  if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

  •
  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

  •
  if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  the anti-dilution provisions of the warrants, if any;

  •
  any redemption or call provisions;

  •
  whether the warrants are to be sold separately or with other securities as parts of units; and

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

        Units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series may be offered. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the prospectus supplements related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to an amendment to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, as applicable, the form of unit agreement and any supplemental agreements that describe the terms of the series of units being offered before the issuance of the related series of units.

        We may evidence each series of units by unit certificates that would issue under a separate agreement that we may enter into with a unit agent. Each unit agent, if one is appointed, will be a bank or trust company that we select. We will indicate the name and address of the unit agent, if one is appointed, in the applicable prospectus supplement relating to a particular series of units.

SELLING SECURITYHOLDERS

        Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire, securities in various private or other transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as "selling securityholders," may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement. The applicable prospectus supplement will set forth the name of each of the selling securityholders and the number of shares of our common stock or other relevant securities beneficially owned by such selling securityholders that are covered by such prospectus supplement.

 CERTAIN PROVISIONS OF MASSACHUSETTS LAW AND OF THE COMPANY'S ARTICLES OF ORGANIZATION AND BY-LAWS

Anti-Takeover Provisions under Massachusetts law and our Massachusetts Articles of Organization and By-laws

        Provisions of Massachusetts law and our restated articles of organization and amended and restated by-laws contain other provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless such takeover or change in control is approved by our board of directors.

        These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

        Massachusetts statutory business combinations provisions.    We are subject to Chapter 110F of the Massachusetts General Laws, an anti-takeover law. In general, this statute prohibits a publicly-held Massachusetts corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless (i) the interested stockholder obtains the approval of the board of directors prior to becoming an interested stockholder, (ii) the interested stockholder acquires 90% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time it becomes an interested stockholder, or (iii) the business combination is approved by both the board of directors and the holders of two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder). Generally, an 'interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 5% or more of the outstanding voting stock of the corporation. A "business combination" includes a merger, a stock or asset sale, and certain other transactions resulting in a financial benefit to the interested shareholders.

        Massachusetts General Laws Chapter 110D, entitled "Regulation of Control Share Acquisitions," in general provides that any shareholder of a company subject to this statute who acquires 20% or more of the outstanding voting stock of a company may not vote such stock unless the shareholders of the company so authorize. Although our amended and restated by-laws currently exclude us from this statute, the board of directors may amend our by-laws to subject us to this statute prospectively.

        Chapter 110C of the Massachusetts General Laws requires the person commencing a takeover bid to file certain information with the Secretary of the Commonwealth and the target company and provides that a bidder who fails to disclose its intent to gain control over a target corporation prior to acquiring 5% of the target company's stock is precluded from making any takeover bid for a period of one year after crossing the 5% threshold.

        Blank check preferred stock.    Our restated article of organization allows our board of directors to issue shares of preferred stock without the approval of our shareholders, which is referred to as "blank check" preferred stock. The effects of such issuance, among other things, could include the dilution in the voting power of our common stock if the preferred stock has voting rights and the reduction or restriction in the rights of holders of our common stock to receive a payment in the event of any liquidation, dissolution or winding-up of our company. In some circumstances, the issuance of shares of preferred stock may render more difficult or expensive or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. In addition, the board of directors could also utilize the shares of preferred stock in order to adopt a shareholder rights plan, or "poison pill," which could have the effect of discouraging or delaying a takeover of the company.

        Advance notice provisions for shareholder proposals and shareholder nominations of directors.    Our amended and restated by-laws provide that, for nominations to the board of directors or for other business to be properly brought by a shareholder before a meeting of shareholders, the shareholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a shareholder's notice generally must be delivered not less than 45 days nor more than 75 days prior to the anniversary of the mailing date of the proxy statement for the previous year's annual meeting. For special meetings called to elect directors, a shareholder's notice must generally be delivered not less than 60 days (or ten days after public disclosure of the meeting date if later) nor more than 90 days prior to the meeting. Detailed requirements as to the form of the notice and information required in the notice are specified in the amended and amended and restated by-laws. If it is determined that business was not properly brought before a meeting in accordance with our amended and restated by-laws, such business will not be conducted at the meeting. Although our by-laws do not give our board of directors the power to approve or disapprove shareholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our by-laws may have the effect of precluding the conduct of some business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

        Classified board of directors.    Section 8.06(b) of the Massachusetts Business Corporation Act provides that unless a company decides otherwise, the terms of directors of a public Massachusetts company shall be staggered by dividing the directors into three groups, as nearly equal in number as possible, with only one group of directors being elected each year. Sections 8.06(d) and (e) of the Massachusetts Business Corporation Act provide that when directors are so classified, (i) shareholders may remove directors only for cause, (ii) the number of directors shall be fixed only by the vote of the board of directors, (iii) vacancies and newly created directorships shall be filled solely by the affirmative vote of a majority of the remaining directors, and (iv) a decrease in the number of directors will not shorten the term of any incumbent director. Our board of directors opted out of this staggered board of directors requirement, and all of our directors currently serve for one-year terms and are elected annually. Under Section 8.06(c)(2) of the Massachusetts Business Corporation Act, our board of directors may opt into the staggered board of directors requirements of Section 8.06(b) and application of Sections 8.06(d) and (e). If the board of directors opts into this structure, these provisions are likely to increase the time required for shareholders to change the composition of the board of directors. For example, in general, at least two annual meetings would be necessary for shareholders to effect a change in a majority of the members of the board of directors. The provision for a classified board could prevent a party who acquires control of a large portion of our outstanding common stock from obtaining control of our board of directors until our second annual shareholders meeting following the date the acquirer obtains the stock interest. The classified board provision could have the effect of discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions.

        Shareholder can only act by unanimous written consent and restrictions on who can call a special meeting of shareholders.    Although our restated articles of organization and amended and restated by-laws allow our shareholders to act by written consent, such written consent must be signed by all shareholders entitled to vote on the matter approved. This significantly restricts the ability of our shareholders to act by written consent and essentially provides that our shareholders may only act at a duly called shareholders meeting. In addition, special meetings of the shareholders may be called only by our President, our board of directors and one or more shareholders holding at least 40% of our voting stock.

Limitations on Liability and Indemnification of Officers and Directors

        Our restated articles of organization and amended and restated by-laws limit the liability of our officers and directors to the fullest extent permitted by the Massachusetts Business Corporation Act and provides that we will indemnify them to the fullest extent permitted by such law.

LEGAL MATTERS

        Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, will pass upon the validity of the issuance of the securities offered by this prospectus.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of our internal control over financial reporting as of December 31, 2017, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC's web site at http://www.sec.gov. Our common stock is listed on The Nasdaq Global Select Market, and you can read and inspect our filings at the offices of the Financial Industry Regulatory Authority at 1735 K Street, Washington, D.C. 20006.

        This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

        We also maintain a website at www.immunogen.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in "Where to Find More Information." The documents we are incorporating by reference are:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed on March 7, 2018;

  •
  our Current Reports on Form 8-K filed on January 24, 2018, February 8, 2018 and February 20, 2018;

  •
  the portions of our definitive proxy statement on Schedule 14A filed on April 28, 2017 that are deemed "filed" with the SEC under the Securities Exchange Act of 1934, as amended;

  •
  the description of our capital stock contained in our registration statement on Form 8-A filed on September 25, 1989, as amended by Amendment No. 1 thereto, filed on November 15, 1989, under the Securities Exchange Act of 1934, as amended, including amendment or reports filed for the purpose of updating such description; and

  •
  all of the filings that we make pursuant to the Securities Exchange Act of 1934, as amended, (1) after the date of the filing of the original registration statement and prior to the effectiveness of the registration statement and (2) until all of the securities to which this prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not considered "filed" under the Securities Exchange Act of 1934, as amended, which filings will be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.

        The SEC file number for each of the documents listed above is 001-17999.

        In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the date any offering under this prospectus is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the request of any such person, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). Requests, whether written or oral, for such copies should be directed to ImmunoGen, Inc., Attention: Investor Relations, 830 Winter Street, Waltham, MA 02451, 781-895-0600.

        You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

SEC Registration Fee	*
Printing and Engraving Fees	**
Legal Fees and Expenses	**
Accounting Fees and Expenses	**
Miscellaneous Fees and Expenses	**
Total	**

*
Omitted because registration fees are being deferred pursuant to Rule 456(b) and 457(r).

**
These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers

        Subdivision E of Part 8 of the Massachusetts Business Corporation Act (the "MBCA") authorizes the provisions, described below, contained in our Restated Articles of Organization and amended and restated by-laws. In addition, Sections 8.30 and 8.42 of the MBCA provide that if an officer or director discharges his or her duties in good faith and with the care that a person in a like position would reasonably exercise under similar circumstances and in a manner the officer or director reasonably believes to be in the best interests of the corporation, he or she will not be liable for such action.

        Article 6(d) of our Restated Articles of Organization also provides that the liability of our directors shall be limited to the fullest extent permitted by the MBCA and Section 6.6 of our amended and restated by-laws provides as follows:

        "Section 6.6 Indemnification of Officers, Directors and Members of Scientific Advisory Board.    The corporation shall indemnify and hold harmless each person, now or hereafter an officer or Director of the corporation, or a member of the Scientific Advisory Board, from and against any and all claims and liabilities to which he may be or become subject by reason of his being or having been an officer, Director or member of the Scientific Advisory Board of the corporation or by reason of his alleged acts or omissions as an officer, Director or member of the Scientific Advisory Board of the corporation, and shall indemnify and reimburse each such officer, Director and member of the Scientific Advisory Board against and for any and all legal and other expenses reasonably incurred by him in connection with any such claims and liabilities, actual or threatened, whether or not at or prior to the time which so indemnified, held harmless and reimbursed he has ceased to be an officer, Director or member of the Scientific Advisory Board of the corporation, except with respect to any matter as to which such officer, Director or member of the Scientific Advisory Board of the corporation shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation; provided, however, that prior to such final adjudication the corporation may compromise and settle any such claims and liabilities and pay such expenses, if such settlement or payment or both appears, in the judgment of a majority of those members of the Board of Directors who are not involved in such matters, to be for the best interest of the corporation as evidenced by a resolution to that effect adopted after receipt by the corporation of a written opinion of counsel for the corporation, that, based on the facts available to such counsel, such officer, Director or member of the Scientific Advisory Board of the corporation has not been guilty of acting in a manner that would prohibit indemnification.

        Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated not to be entitled to indemnification under this section.

        The registrant shall similarly indemnify and hold harmless persons who serve at its express written request as directors or officers of another organization in which the corporation owns shares or of which it is a creditor.

        The right of indemnification herein provided shall be in addition to and not exclusive of any other rights to which any officer, Director or member of the Scientific Advisory Board of the corporation, or any such persons who serve at its request as aforesaid, may otherwise be lawfully entitled. As used in this Section, the terms "officer," "Director," and "member of the Scientific Advisory Board" include their respective heirs, executors, and administrators."

        We also carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

        Any underwriting agreements that we may enter into will likely provide for the indemnification of us, our controlling persons, our directors and certain of our officers by the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 16.    Exhibits

        The following exhibits are filed as part of this registration statement:

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement.
4.1	(a)	Restated Articles of Organization (previously filed with the Commission as Exhibit 3.1 to, and incorporated herein by reference from, the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2010 filed on April 30, 2010 (Commission File No.: 000-17999)).
4.1	(b)	Articles of Amendment (previously filed with the Commission as Exhibit 3.1 to, and incorporated herein by reference from, the Registrant's quarterly report on Form 10-Q for the quarter ended December 31, 2012 filed on January 30, 2013 (Commission File No.: 000-17999)).
4.1	(c)	Articles of Amendment (previously filed with the Commission as Exhibit 3.1 to, and incorporated herein by reference from, the Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 2017 filed on August 4, 2017 (Commission File No.: 000-17999)).
4.2		Amended and Restated By-Laws (previously filed with the Commission as Exhibit 3.1 to, and incorporated herein by reference from, the Registrant's current report on Form 8-K filed on June 20, 2016 (Commission File No.: 000-17999)).
4.3		Form of Common Stock Certificate (previously filed with the Commission as Exhibit 4.2 to, and incorporated herein by reference from, the Registrant's registration statement on Form S-1, as amended, filed on November 15, 1989 (Registration No.: 333-31219)).
4.4	*	Form of Certificate of Amendment or Designation with respect to Preferred Stock.
4.5	*	Form of Senior Debt Security.
4.6	*	Form of Subordinated Debt Security.
4.7		Form of Senior Indenture.
4.8		Form of Subordinated Indenture.
4.9	*	Form of Warrant Agreement and Warrant Certificate.
4.10	*	Form of Unit Agreement and Unit Certificate.

Exhibit Number		Description
5.1		Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. with respect to the legality of the securities being registered.
12.1		Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of Ernst & Young LLP.
23.2		Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1).
24.1		Power of Attorney (included on signature page).
25.1	**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture.
25.2	**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture.

*
To be subsequently filed, if applicable, by an amendment to this registration statement or by a current report on Form 8-K.

**
To be subsequently filed, if applicable, in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (6)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (8)
  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts, on March 7, 2018.

IMMUNOGEN, INC.
By:	/s/ MARK J. ENYEDY Name: Mark J. Enyedy Title: President and Chief Executive Officer

        We, the undersigned officers and directors of ImmunoGen, Inc. hereby severally constitute and appoint Mark J. Enyedy and David B. Johnston and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ MARK J. ENYEDY Mark J. Enyedy	President, Chief Executive Officer and Director (principal executive officer)	March 7, 2018
/s/ DAVID B. JOHNSTON David B. Johnston	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	March 7, 2018
/s/ STEPHEN C. MCCLUSKI Stephen C. McCluski	Chairman of the Board	March 7, 2018
/s/ STUART A. ARBUCKLE Stuart A. Arbuckle	Director	March 7, 2018
/s/ MARK GOLDBERG Mark Goldberg	Director	March 7, 2018
/s/ DANIEL M. JUNIUS Daniel M. Junius	Director	March 7, 2018

Signature	Title	Date

/s/ DEAN MITCHELL Dean Mitchell	Director	March 7, 2018
/s/ KRISTINE PETERSON Kristine Peterson	Director	March 7, 2018
/s/ JOSEPH J. VILLAFRANCA Joseph J. Villafranca	Director	March 7, 2018
/s/ RICHARD J. WALLACE Richard J. Wallace	Director	March 7, 2018